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                                                                   Exhibit 10.22

                       FIRST AMENDMENT TO LEASE AGREEMENT


               THIS AMENDMENT of Lease (this "Amendment") is made and entered into this 5th day of January 2001, by and between WESTERN CENTER PROPERTIES, INC. ("Landlord") and FOCUSED RESEARCH, INC., ("Tenant").


                              W I T N E S S E T H:

               WHEREAS, the Tenant entered into a Lease, dated April 1, 2000, for certain space in a building known as the Research Center, ("Building"), located at 8551 Research Way, Middleton, WI 53562; and

               WHEREAS, the Landlord is the current owner of the real estate which is the subject matter of the Lease; and

               WHEREAS, the parties desire to lease an additional 13,062 square feet as shown on Exhibit A (attached) on the terms and conditions contained herein;

               NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

               1.   Additional Space.   Landlord hereby rents to Tenant those
certain premises designated on the floor plan attached hereto as EXHIBIT "A" consisting of 13,062 rentable square feet located in the Building.

               2.  Term and Possession.   This Amendment shall be for the term
ending on the Termination date of the original lease.

               3. Fixed Rent. Tenant shall pay to Landlord as Fixed Rent the following:

                  ~ $ 5.00 per square foot for the Space A on Exhibit A (4,675 square feet) starting 1/1/01 until developed (i.e., Tenant Buildout). Monthly rent of $1.947.92.
                  ~ $12.00 per square foot for the Space B on Exhibit A (private vestibule - 186 square feet) starting 1/1/01. Monthly rent of $186.00.
                  ~   $ 5.00 per square foot for Space C on Exhibit
                      A (8,201 square feet) from 1/1/01-4/30/01.
                      Monthly rent of $3,417.08.
                  ~   $ 8.63 per square foot for Space C on Exhibit
                      A (8,201 square feet) from 5/01/01 until developed. Monthly rent of $5,897.89.
                  Once developed, both the Space A and Space B rates will be based upon then current rental rates according to use (e.g., office, lab or warehouse) as dictated by the original lease. In addition, once developed the warehouse space cannot constitute more than 20% of the total space.



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         4. Interim Use - None. Tenant agrees not to the put the undeveloped space to any use.

          5. Rent Escalators. Rent on the space shall increase on the anniversary date of the Lease starting on January 1, 2002 by 3%.

          6. Tenant Improvements. Landlord will provide Tenant a build-out allowance in the amount of twelve ($12.00) per square foot of office space.

          7. Common Area Expenses. Tenant shall pay its prorated share of all common area utilities, special assessments, real estate taxes, sales or other taxes, repairs and maintenance costs (including landscape maintenance costs), management fees, and water and sewer charges. Tenant's "prorated share" shall be fifteen point eight percent (15.8%), 31,322 square feet of the 197,769 square foot Building. In the event the Building is expanded, a new prorated percentage shall be calculated by dividing the total square footage of Tenant's premises by the gross square footage of the Building at the time.

          8. Except as specifically amended herein, the Lease is hereby ratified and affirmed and shall remain in full force and effect. Each party acknowledges that the other party is not in default under this Lease nor does either party know of any circumstance that, with the giving of notice, would result in the other party being in default under this Lease.


        IN WITNESS WHEREOF, the undersigned have executed this Amendment on the day and year first above written.

LANDLORD:                                      TENANT:
WESTERN CENTER PROPERTIES, INC.                FOCUSED RESEARCH, INC.

By: /s/ CAROL BIENDSEIL                        By: /s/ ROBERT MARSLAND
    ---------------------------                    -------------------

Name: Western Center Properties                Name: Robert Marsland
Title: Executive Vice President                Title: Vice President